 Exhibit 23.2

November 15, 2018

Mr. Eric Haas

Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

We hereby consent to the reference of our firm and to the use of (1) our report relating to Deep Gulf Energy LP (DGE) effective December 31, 2017 and dated September 12, 2018, (2) our report relating to Deep Gulf Energy II, LLC (DGE II) effective December 31, 2017 and dated September 12, 2018, (3) our report relating to Deep Gulf Energy III, LLC (DGE III) effective December 31, 2017 and dated September 12, 2018, (4) our report relating to Deep Gulf Energy III LLC’s share of Houston Energy Deepwater Ventures V, LLC effective December 31, 2017 and dated September 12, 2018 and (5) our report relating to Deep Gulf Energy LP, Deep Gulf Energy II, LLC, Deep Gulf Energy III, LLC and Deep Gulf Energy III, LLC's share of Houston Energy Deepwater Ventures V LLC effective July 1, 2018 and dated September 17, 2018, each appearing in Form 8-K/A of Kosmos Energy Ltd. filed with the U.S. Securities Exchange Commission on October 5, 2018 and our reports of the Greater Jubilee, TEN, Ceiba and Okume Project Areas effective December 31, 2017 and dated January 24, 2018, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities Exchange Commission on February 26, 2018, incorporated by reference in this Form S-8 Registration Statement of Kosmos Energy Ltd.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas